U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2006

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-27419	75-2749166
(Commission File Number)	(I.R.S. Employer Identification No.)

9601 Katy Freeway, Suite 220
Houston, Texas, 77024
(Address of principal executive offices including zip code)

713-465-1001
(Registrant’s telephone number, including area code)

Item 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Alvie T Merrill and Mr. James R. Twedt, CPA, were elected to the Board of Directors to serve until the next shareholders meeting.

Mr. Edward L. Davis resigned from the Board of Directors on September 26, 2006.

James R. Twedt - Chairman, President and CEO of Hydra Fuel Cell Corp.

Mr. Twedt is a CPA with over forty years of public and private company accounting and management experience. He has been the President and CEO of Hydra Fuel Cell Corp. since inception and has led the subsidiary from startup to production in less than twelve months. He previously served as CFO of Computer Automation Systems, Inc., a predecessor enterprise to American Security Resources Corp.

Alvie T. Merrill - Independent Director

Mr. Merrill is Chairman of Merrill-Zurich Inc., a diversified real estate management and consulting firm. Mr. Merrill is also President of A. T. Merrill Business Consulting which has advised over 200 public and private companies since 1980. Mr. Merrill has extensive public company experience from his consulting activities and is active in numerous civic and charitable organizations in hometown of Lake Jackson, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION

DATE: October 11, 2006